Exhibit 31.3

Certification

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Andrew J. Way, certify that:

1.
I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Exterran Corporation; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2022

By:	/s/ ANDREW J. WAY
	Name:	Andrew J. Way
	Title:	President and Chief Executive Officer
(Principal Executive Officer)